EXHIBIT 5

                                                                    May 13, 1999


Re:  Unity Bancorp, Inc.
     Registration Statement on Form S-3

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 07416

Dear Sirs:

        We have acted as counsel for Unity Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 102,459 shares of Common Stock, no par value per share, of the Company (the "Shares"), being registered for the holders, Barry Habib, Norman Hunter and Craig Frankel, who acquired the Shares in connection with the sale of their Company, Certified Mortgage Associates, Inc. to the Company.

        In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certification of Incorporation and By-laws of the Company, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural person, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that the Shares are duly and validly issued, and are fully-paid and non-assessable.

        We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matter" and we also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                     Very truly yours,



                                     JAMIESON, MOORE, PESKIN & SPICER
                                     A Professional Corporation